Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Joseph Cormier	Mark Root
Vice President, Corporate Development	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 703-407-9393
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Reports Fourth Quarter and Full Year 2007 Financial Results

Highlights

•	Fourth Quarter 2007 Revenue of $422 million (45% growth), Net Income of $21.4 million (40% growth) and Diluted EPS of $0.61 per share (36% growth) over Fourth Quarter 2006 Results

•	Full Year 2007 Revenue of $1.448 billion (27% growth), Net Income of $67.3 million (21% growth) and Diluted EPS of $1.95 per share (19% growth) over 2006 Results

•	Full Year contract awards of $1.24 billion; 77% coming from new business awards or expansion on existing contracts

•

First Quarter 2008 Revenue guidance of $425 to $435 million (44% to 48% growth), Net Income guidance of $19.7 to $20.6 million (47% to 54% growth) and Diluted EPS guidance of $0.56 to $0.59 per share (44% to 51% growth) over First Quarter 2007 Results

•

Full Year 2008 Revenue guidance of $1.725 to $1.785 billion (19% to 23% growth), Net Income guidance of $82.7 to $86.8 million (23% to 29% growth) and Diluted EPS guidance of $2.34 to $2.46 per share (20% to 26% growth) over 2007 Results

FAIRFAX, Virginia – February 27, 2008—ManTech International Corporation (Nasdaq: MANT), today announced results for the fourth quarter and for the full year ended December 31, 2007, that reflect strong growth in revenues and profitability across our business.

Fourth Quarter 2007 Results

For the fourth quarter of 2007, ManTech reported revenue of $421.8 million, up $131.1 million, or 45%, compared to $290.7 million for the same period in 2006. The results reflect an organic growth rate of 28% based on pro forma revenue for the fourth quarter 2006, which includes the effect of the SRS Technologies (May 2007) and McDonald Bradley (December 2007) acquisitions. Fourth quarter revenue growth was primarily driven by the Company’s support to the nation’s defense initiative both domestically and abroad, the acquisition of SRS and the increased level of material acquisitions to support mission-critical programs, such as Countermine.

Operating income in the fourth quarter was $36.4 million. Net income from continuing operations in the fourth quarter was $21.4 million, up 40%, compared to $15.3 million in the same period in 2006. Diluted earnings per share from continuing operations was $0.61 for the fourth quarter, up 36%, compared to $0.45 for the same period last year.

Full Year 2007 Results

Revenues for the full year 2007 were $1.448 billion, up $311 million, or 27%, over 2006 revenues of $1.137 billion. Revenue growth in 2007 was attributable to new business supporting national security programs for the Department of Defense, Intelligence Community, and Homeland Security related agencies. The results reflect a full year organic growth rate of 16% based on year-over-year pro forma revenue.

Operating income for the full year was $113.7 million. Net income from continuing operations for the full year was $67.3 million, up 21%, compared to $55.6 million in 2006. Diluted earnings per share from continuing operations was $1.95 for the full year, up 19%, compared to $1.64 for 2006.

“ManTech had an exceptional year, where we continued to deliver strong and consistent operating results,” said George J. Pedersen, Chairman of the Board and Chief Executive Officer, ManTech International Corporation. “As we enter our fortieth year, ManTech has never been better positioned to capitalize on opportunities in the defense, intelligence and homeland security communities we serve, which should allow us to continue the momentum we have gained over the past several years.”

Contract Awards & Backlog Metrics

ManTech had contract awards of $200 million for the fourth quarter 2007 and $1.24 billion for the full year 2007, with 77% or approximately $955 million coming from new business awards or expansion of existing contracts. ManTech’s reported backlog as of December 31, 2007 was $3.24 billion and funded backlog was $758 million.

“2007 was a great year across many operating metrics and given our large amount of new and expanding business opportunities, we are excited about our prospects to deliver on our objectives in 2008,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation.

Cash Flow and Balance Sheet Information

Days Sales Outstanding of accounts receivable, or DSOs, were 72 days as of December 31, 2007 and were 70 days prior to the addition of MBI in mid-December. For the year cash flow from operations was over $63 million and net debt at the end of December was approximately $157 million.

McDonald Bradley Acquisition Completed

The Company closed the MBI acquisition on December 18, 2007. Headquartered in Herndon, VA and founded in 1985, MBI was a privately-held company and leading provider of high-end, mission-critical, technology-differentiated solutions primarily in the areas of Service Oriented Architectures, data interoperability and information assurance. Over 60% of the company’s revenue is derived from DOD, Intelligence and Homeland Security markets with the Defense Intelligence Agency (DIA) as their largest customer. The company is a prime contractor on the Department of Homeland Security’s (DHS) EAGLE contract. Two-thirds of MBI’s 270 employees hold security clearances with 45% holding Top Secret level or above clearances.

Company Guidance

The Company’s first quarter 2008 and full year 2008 guidance is summarized in the table below. ManTech’s guidance does not include any future acquisitions or divestitures.

(Dollars in millions, except earnings per share amounts)

	1st Quarter 2008	Full Year 2008
Revenue	$425 – $435	$1,725 – $1,785
Net Income	$19.7 – $20.6	$82.7 – $86.8
Diluted Earnings Per Share from Continuing Operations	$0.56 – $0.59	$2.34 – $2.46
Weighted Average Shares Outstanding	35.1 million	35.3 million

The Company’s revenue guidance for the first quarter and full year 2008 reflects the continuation of strong business momentum in its core national security and defense business. ManTech’s first quarter 2008 revenue guidance represents total revenue growth of 44% to 48% and pro forma organic revenue growth of 19% to 22%. ManTech’s 2008 full year revenue guidance represents total revenue growth of 19% to 23% and pro forma organic revenue growth of 10% to 13% without any future acquisitions. The organic growth rate is derived by adding 2007 revenue for both SRS and MBI to ManTech’s estimated 2007 annual revenue. The Company’s first quarter 2008 earnings per share range represents 44% to 51% growth over first quarter 2007 and for the full year 2008 represents 20% to 26% growth over 2007.

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss fourth quarter and full year 2007 results and answer questions. Interested parties may access the call by dialing (888) 211-4432 (domestic) or (913) 312-0673 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 8 p.m. today and will remain available through midnight, March 12, 2008. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 8945916. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia with over 7,300 professionals, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The Company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The Company operates in the United States and 42 countries. In 2007, ManTech was named one of BusinessWeek.com’s fastest growing tech companies; to Business 2.0 magazine’s 100 Fastest Growing Technology Companies list for the second year in a row; to the Deloitte & Touche list of the 50 fastest growing technology companies in Virginia; and a GI Jobs magazine Top Ten Military Friendly Employer. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidation; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Amounts)

	December 31,
	2007	2006
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,048	$41,510
Receivables—net	337,467	236,445
Prepaid expenses and other	19,104	13,581
Assets of operations held for sale	—	3,373

Total Current Assets	364,619	294,909

Property and equipment—net	14,170	13,881
Goodwill	451,832	238,322
Other intangibles—net	82,976	40,180
Employee supplemental savings plan assets	17,999	15,427
Other assets	5,907	10,533

TOTAL ASSETS	$937,503	$613,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$126,000	$—
Accounts payable and accrued expenses	100,447	72,125
Accrued salaries and related expenses	61,429	47,356
Deferred income taxes—current	—	140
Billings in excess of revenue earned	8,334	5,284
Liabilities of operations held for sale	—	1,815

Total Current Liabilities	296,210	126,720

Debt—net of current portion	39,000	—
Accrued retirement	18,973	16,750
Other long-term liabilities	7,848	3,302
Deferred income taxes—non-current	24,167	7,464

TOTAL LIABILITIES	386,198	154,236

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized;
20,474,379 and 19,020,181 shares issued at December 31, 2007 and 2006;
20,231,339 and 19,020,181 shares outstanding at December 31, 2007 and 2006	205	190
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 14,279,813 and 15,032,293 shares issued and outstanding at December 31, 2007 and 2006	143	150
Additional paid-in capital	297,827	263,409
Treasury stock, 243,040 shares at cost at December 31, 2007	(9,114)	—
Retained earnings	262,686	195,604
Accumulated other comprehensive loss	(147)	(120)
Unearned ESOP shares	(295)	(217)
Deferred compensation	—	640
Shares held in grantor trust	—	(640)

TOTAL STOCKHOLDERS’ EQUITY	551,305	459,016

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$937,503	$613,252

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES	$421,754	$290,712	$1,448,098	$1,137,178
Cost of services	353,861	241,925	1,214,150	944,150
General and administrative expenses	31,453	26,320	120,244	102,378

OPERATING INCOME	36,440	22,467	113,704	90,650
Gain on disposal of operations	—	955	—	955
Interest expense	(1,680)	(252)	(5,103)	(2,375)
Interest income	155	370	1,261	809
Other income (expense), net	1	374	263	382

INCOME BEFORE PROVISION FOR INCOME TAXES	34,916	23,914	110,125	90,421
Provision for income taxes	(13,536)	(8,621)	(42,798)	(34,825)

INCOME FROM CONTINUING OPERATIONS	21,380	15,293	67,327	55,596
(Loss) from discontinued operations, net of taxes	—	(1,374)	(458)	(4,895)
Gain on sale of discontinued operation, net of taxes (to CEO)	—	—	338	—

NET INCOME	$21,380	$13,919	$67,207	$50,701

BASIC EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.62	$0.45	$1.97	$1.66
(Loss) on discontinued operations, net of taxes	—	(0.04)	(0.00)	(0.15)

Class A basic earnings per share	$0.62	$0.41	$1.97	$1.51

Weighted average common shares outstanding	20,064	18,821	19,683	18,450

Class B common stock
Income from continuing operations	$0.62	$0.45	$1.97	$1.66
(Loss) on discontinued operations, net of taxes	—	(0.04)	(0.00)	(0.15)

Class B basic earnings per share	$0.62	$0.41	$1.97	$1.51

Weighted average common shares outstanding	14,346	15,053	14,431	15,062

DILUTED EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.61	$0.45	$1.95	$1.64
(Loss) on discontinued operations, net of taxes	—	(0.04)	(0.00)	(0.15)

Class A diluted earnings per share	$0.61	$0.41	$1.95	$1.49

Weighted average common shares outstanding	20,522	19,288	20,102	18,893

Class B common stock
Income from continuing operations	$0.61	$0.45	$1.95	$1.64
(Loss) on discontinued operations, net of taxes	—	(0.04)	(0.00)	(0.15)

Class B basic earnings per share	$0.61	$0.41	$1.95	$1.49

Weighted average common shares outstanding	14,346	15,053	14,431	15,062

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Year Ended December 31,
	2007	2006
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$67,207	$50,701
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations - net of tax	458	4,929
Gain on disposal of operations	—	(955)
Gain on sale of discontinued operation, net of tax	(338)	—
Unrealized loss (gain) on warrants	76	(543)
Stock-based compensation	6,706	5,830
Excess tax benefits from the exercise of stock options	(2,374)	(2,918)
Deferred income taxes	284	(1,271)
Depreciation and amortization	14,244	10,177
Change in assets and liabilities—net of effects from acquired and disposed businesses:
Receivables-net	(45,275)	5,180
Prepaid expenses and other	5,498	(4,271)
Accounts payable and accrued expenses	16,350	17,950
Accrued salaries and related expenses	(143)	4,777
Billings in excess of revenue earned	(158)	(1,328)
Accrued retirement	2,120	3,546
Other	231	(897)

Net cash flow from operating activities of continuing operations	64,886	90,907
Net cash flow from discontinued operations	(1,562)	(6,551)

Net cash flow from operating activities	63,324	84,356

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,721)	(5,160)
Proceeds from the sale of property and equipment	1,828	6
Investment in capitalized software for internal use	(2,113)	(2,245)
Exercise of GSE warrants	(133)	—
Proceeds from sale of GSE shares	600	—
Acquisition of businesses, net of cash acquired	(275,747)	(19,845)
Proceeds from disposal of operations and equity method investment	—	2,000

Net investing cash flow from continuing operations	(278,286)	(25,244)
Net investing cash flow from discontinued operations	3,000	(465)

Net cash flow from investing activities	(275,286)	(25,709)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	13,075	16,790
Excess tax benefits from the exercise of stock options	2,374	2,918
Excess tax benefit from distribution of shares held in grantor trust	8,581	—
Treasury stock acquired	(9,114)	—
Borrowing under line of credit, non-current	39,000	—
Net increase (decrease) in borrowing under lines of credit, net of associated origination fees	124,584	(42,402)
Repayment of notes payable	—	(121)

Net cash flow from financing activities	178,500	(22,815)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(33,462)	35,832
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	41,510	5,678

CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,048	$41,510

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